Exhibit 1

CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use in this Annual Report on Form 40-F of Domtar Inc. for the year ended December 31, 2002, of our auditors’ report dated January 21, 2003 on the consolidated balance sheets of Domtar Inc. as at December 31, 2002 and 2001 and the consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2002, and our related Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Differences dated January 21, 2003.

     We also consent to the incorporation by reference in the Registration Statement on Form F-10 (No. 333-101874) of Domtar Inc., relating to common shares of Domtar Inc. issuable upon exercise of common shares purchase warrants of Domtar Inc., and the Registration Statement on Form S-8 (No. 333-85600) of Domtar Inc., relating to common shares to be offered to employees under employee benefit plans, of our auditors’ report dated January 21, 2003 relating to the above-mentioned financial statements and of our related Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Differences, dated January 21, 2003.

(signed) PricewaterhouseCoopers LLP	(signed) Raymond Chabot Grant Thornton

Chartered Accountants	Chartered Accountants General Partnership
Montréal, Québec March 27, 2003